UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 7, 2019

BARNES & NOBLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12302	06-1196501
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

122 Fifth Avenue

New York, New York 10011

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 633-3300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	BKS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) by Barnes & Noble, Inc. (the “Company”) on June 24, 2019, the Company entered into an Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”) with Chapters Holdco Inc., a Delaware corporation (“Parent”), and Chapters Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub were formed by affiliates of Elliott Associates, L.P., a Delaware limited partnership, and Elliott International, L.P., a Cayman Islands limited partnership (collectively, the “Sponsors”).

Pursuant to the Merger Agreement, on July 9, 2019, Merger Sub commenced a tender offer to acquire all of the outstanding shares of the Company’s common stock, par value $0.001 per share (“Company Common Stock”), for a price per share of $6.50 (the “Offer Price”) in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 9, 2019 (as amended or supplemented, the “Offer to Purchase”) and in the related Letter of Transmittal (which, together with the Offer to Purchase, constitutes the “Offer”).

The Offer and related withdrawal rights expired as scheduled at 5:00 p.m., Eastern Time, on Tuesday, August 6, 2019 (the “Offer Expiration Time”) without being extended. Computershare Trust Company, N.A., in its capacity as depositary for the Offer (the “Depositary”), has advised the Company and Merger Sub that, as of the Offer Expiration Time, 60,370,427 shares of Company Common Stock (excluding shares of Company Common Stock tendered pursuant to guaranteed delivery procedures that were not yet delivered in satisfaction of such guarantee) have been validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 82.15% of the outstanding shares of Company Common Stock as of the Offer Expiration Time. Accordingly, the Minimum Condition (as defined in the Merger Agreement) to the Offer has been satisfied. As a result of the satisfaction of the Minimum Condition and each of the other conditions to the Offer, on August 7, 2019, Merger Sub irrevocably accepted for payment all shares of Company Common Stock that were validly tendered, and not validly withdrawn, pursuant to the Offer. In addition, the Depositary has advised the Company and Merger Sub that, as of the Offer Expiration Time, 3,236,837 shares of Company Common Stock have been tendered by Notice of Guaranteed Delivery, representing approximately 4.40% of the issued and outstanding shares of Company Common Stock as of the Offer Expiration Time. On August 7, 2019, the Company, Parent and Merger Sub consummated the Offer, and payment for such shares of Company Common Stock has been made to the Depositary, which will transmit such payments to tendering Company stockholders whose shares of Company Common Stock have been accepted for payment in accordance with the terms of the Offer.

Immediately following the consummation of the Offer on August 7, 2019, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”) and without a meeting or a vote of the Company’s stockholders, Merger Sub was merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger as a wholly owned subsidiary of Parent.

At the effective time of the Merger (the “Merger Effective Time”) and as a result thereof, each share of Company Common Stock issued and outstanding immediately prior to the Merger Effective Time (other than (x) shares of Company Common Stock held by the Company or any of its subsidiaries, including as treasury stock, or by Parent or any of its subsidiaries, including any shares of Company Common Stock acquired by Merger Sub in the Offer, and (y) shares of Company Common Stock for which stockholders have properly exercised statutory appraisal rights pursuant to Section 262 of the DGCL) was canceled and converted automatically into the right to receive the Offer Price.

In addition, pursuant to the Merger Agreement, at the Merger Effective Time, each equity award with respect to shares of Company Common Stock, other than shares of Company Restricted Stock (as defined in the Merger Agreement), whether vested or unvested, was canceled and converted into the right to receive a cash payment in an amount equal to the product of (x) the Offer Price (less any applicable strike price or exercise price) and (y) the number of shares of Company Common Stock subject to such award. For these purposes, the number of shares of Company Common Stock underlying outstanding performance stock unit awards equaled the greater of (i) the target level of shares under such awards or (ii) the number of shares earned under such awards based on performance through the Merger Effective Time. Immediately prior to the Merger Effective Time, each share of Company Restricted Stock fully vested and, at the Merger Effective Time, was treated in the same manner in the Merger as all other outstanding shares of Company Common Stock.

In connection with the consummation of the Offer and Merger, and subject to payments in respect of dissenting shares, the aggregate consideration paid by Parent and Merger Sub for all equity securities of the Company was approximately $488,318,083.50, without giving effect to related transaction fees and expenses. Parent and Merger Sub funded the consideration paid to stockholders in the Offer and pursuant to the Merger through a combination of equity financing from the Sponsors and debt financing arranged by Wells Fargo Bank, National Association and BofA Securities, Inc.

The foregoing description of the Offer, the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on June 24, 2019 and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On August 7, 2019, in connection with the consummation of the Merger, the following actions were taken to terminate the agreements identified below:

Company Credit Agreement

The Company terminated its Credit Agreement (the “Credit Agreement”), dated as of August 3, 2015 (as amended by the First Amendment to Credit Agreement, dated as of September 30, 2016 (the “First Amendment”), the Second Amendment to Credit Agreement, dated as of July 13, 2018 (the “Second Amendment”), and the Amendment to Credit Agreement Section 7.04, dated as of June 6, 2019 (the “Third Amendment”)), by and among the Company, the lenders party thereto, Bank of America, N.A., as administrative agent, and the other agents party thereto. The material terms of the Credit Agreement, the First Amendment, the Second Amendment and the Third Amendment were previously disclosed in the Current Reports on Form 8-K filed by the Company with the SEC on August 3, 2015, October 6, 2016, July 17, 2018 and June 7, 2019, respectively, and such disclosure is incorporated herein by reference.

Company Incentive Plan

The Company terminated its 2009 Amended and Restated Incentive Plan (the “Incentive Plan”). As a result of the termination of the Incentive Plan and pursuant to the Merger Agreement’s treatment of the Company’s outstanding equity awards, from and after the Merger Effective Time, no equity awards or other rights with respect to the Company’s Common Stock will be granted or be outstanding under the Incentive Plan. The material terms of the Incentive Plan were previously disclosed in the Company’s Definitive Proxy Statement on Schedule 14A filed by the Company with the SEC on July 23, 2012 and such disclosure is incorporated herein by reference.

Rights Agreement

The Company terminated its shareholder Rights Agreement (the “Rights Agreement”), dated as of October 3, 2018 (as amended by Amendment No.1 to Rights Agreement, dated as of June 6, 2019 (the “Amendment to Rights Agreement”)), between the Company and Computershare Trust Company, N.A., as rights agent. The material terms of the Rights Agreement and the Amendment to Rights Agreement were previously disclosed in the Current Reports on Form 8-K filed by the Company with the SEC on October 4, 2018 and June 7, 2019, respectively, and such disclosure is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) of the consummation of the Merger on August 7, 2019. Trading of Company Common Stock on the NYSE was suspended prior to market open on August 7, 2019. The NYSE will file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to delist and deregister the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company also intends to file with the SEC a certification on Form 15, requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 1.02, Item 3.01 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, (i) each of Leonard Riggio, George Campbell, Jr., Mark D. Carleton, Scott S. Cowen, William T. Dillard II, Al Ferrara, Paul B. Guenther, Patricia L. Higgins, Irwin D. Simon and Kimberley A.

Van Der Zon resigned from his or her respective position as a member of the Company’s Board of Directors, and any committee thereof and (ii) the sole-director of Merger Sub, Elliot Greenberg, became the sole-director of the Company, in each case, effective as of the Merger Effective Time. Biographical and other information with respect to Mr. Greenberg is set forth in Schedule A to the Offer to Purchase, a copy of which is attached as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO filed with the SEC by Parent and Merger Sub on July 9, 2019 and is incorporated herein by reference.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, the certificate of incorporation and bylaws of the Company were amended and restated in their entirety, effective as of the Merger Effective Time. Copies of the Company’s second amended and restated certificate of incorporation and second amended and restated bylaws are included as Exhibits 3.1 and 3.2 hereto, respectively, each of which is incorporated by reference herein.

Item 8.01. Other Events.

On August 7, 2019, the Company and the Sponsors issued a press release announcing the consummation of the Offer and the Merger, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Third Amended and Restated Certificate of Incorporation of the Company.

3.2	Second Amended and Restated By-laws of the Company.

99.1	Press Release issued by the Company and the Sponsors on August 7, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2019

BARNES & NOBLE, INC.

By:	/s/ Bradley A. Feuer
Name:	Bradley A. Feuer
Title:	Vice President, General Counsel & Corporate Secretary